                                                                    EXHIBIT 99.1


                                         Contact:  Sitrick and Company
                                                   Ann Julsen
                                                   Brenda Adrian
                                                   (310) 788-2850
                                                   Service Merchandise Company
                                                   Allison McAfee
                                                   (615) 660-7211

               SERVICE MERCHANDISE REPORTS 2000 FINANCIAL RESULTS
                     EXCEED BUSINESS PLAN AND PRIOR FORECAST

    WILL SEEK CONSENSUAL "DEBT TO EQUITY" REORGANIZATION PLAN WITH CREDITORS
      AND PLANS "TIMELY" EMERGENCE FROM CHAPTER 11 FOLLOWING CHRISTMAS 2001

                     WILL REQUEST BANKRUPTCY COURT APPROVAL
          FOR EXTENSION OF EXCLUSIVE PERIOD TO FILE REORGANIZATION PLAN
   AND TO ASSUME CERTAIN REAL ESTATE LEASES, THREE YEAR $35 MILLION COMMITTED VENDOR CREDIT LINE FROM CIT COMMERCIAL SERVICES AND 2001 EMPLOYEE RETENTION PLAN

         Nashville, Tennessee - February 1, 2001 - Service Merchandise Company, Inc. (OTCBB:SVCDQ) today announced unaudited financial results for its fiscal year ended December 31, 2000. The Company reported continuing EBITDAR (earnings before interest, taxes, depreciation, amortization and restructuring charges) of $44.9 million for the fiscal year ended December 31, 2000, compared to $25.2 million for the prior year and ahead of its earlier preliminary guidance which was subject to completion of physical inventory and normal year-end adjustments.

         "We are pleased that our 2000 financial EBITDAR performance exceeded our Business Plan and the preliminary forecast we previously reported," said Chairman, President and Chief Executive Officer Sam Cusano, noting that the improvement was primarily due to better than forecasted expense controls, lower than expected insurance claims and favorable physical inventory results. "Our improved inventory results directly reflect positive contributions of management's emphasis on inventory controls during the fourth quarter. While our sales performance did not meet our expectations during a very challenging fourth quarter for all retailers, we are pleased that improved gross margins, the expense reduction and the impact of other strategic initiatives we implemented during the fourth quarter, coupled with our inventory controls, offset the potential financial impact of the sales shortfall."


                            2000 Fiscal Year Results

         For the year ended December 31, 2000, the Company announced a net loss of $179.6 million, or $1.80 per common share, for the fiscal year, an improvement of $64.1 million over the prior year, on net sales of $1.55 billion. For the prior year, the Company reported a net loss of $243.7 million, or $2.45 per common share, on net sales of $2.23 billion. Operating income (gross margin less selling, general and administrative expenses, excluding exiting categories and closed facilities) for the fiscal year was $26.9 million compared to a loss of $85.5 million for the comparable period of the prior year. Net sales from continuing operations (excluding exiting categories and closed facilities) were $1.29 billion compared to $1.38 billion reported for the same period last year.

         Commenting on the year's financial results, Mr. Cusano said that "the results show the benefits of the Company's 2000 Business Plan initiatives to improve gross margins and reduce costs. Our gross margins from continuing operations, as a percent of sales, improved 285 basis points in 2000 over the prior year. This increase was led by improvements in our home merchandise categories. Continuing selling, general and administrative expenses, as a percent of sales, improved 543 basis points over the prior year. The Company's liquidity position remains strong with availability in excess of $200 million at year end and minimum excess availability of more than $146 million during 2000." Mr. Cusano said that the Company expects to complete and present its 2001 Business Plan to the Bankruptcy Court during the first quarter. "As we move forward in the 2001 fiscal year, we expect to continue to improve upon the foundation established in 2000 and work toward increasing EBITDAR, while completing our restructuring initiatives and timely emerging from Chapter 11 following the 2001 Christmas season." The Company said that the anticipated range of availability for 2001 will be from $90 million to $230 million, which supports the Company's more targeted merchandise assortment following its planned exit last year from toys, electronics and sporting goods.

            Strategic Reorganization Timeline and Reorganization Plan

         The Company stated that the 2001 Business Plan was the final step in the strategic reorganization timeline established by the Company and announced to creditors, shareholders and other interested parties at the outset of the Company's Chapter 11 reorganization cases. The Company said that, after successfully completing the Company's stabilization plan during 1999 and the transition plan in 2000, the 2001 Business Plan will provide the framework for a plan of reorganization to be proposed later this year that should allow the Company to timely emerge after Christmas 2001.

         Mr. Cusano said, "While we are encouraged by the success demonstrated by our 1999 and 2000 financial performance against the respective plans, the Company recently implemented a series of strategic initiatives in light of the challenging retail industry environment and weak capital markets. In order to maximize vendor and creditor support of our Company following the successful conclusion of our Chapter 11 cases, we believe that the long term profitability and value of the Company will be maximized if we consolidate on our strengths during the balance of this year and timely emerge from Chapter 11 following Christmas 2001." As previously announced, the Company is implementing 2001 strategic business initiatives that include significant reductions in expenses, realignment of capital expenditures, alignment of the Company's remodel program with its subleasing program, and consolidation of space at its headquarters. In addition, the Company has substantially completed a previously announced workforce reduction of approximately 1,750 full time employees. These expense reductions should generate an additional $35 million in savings for 2001 over and above the $18 million of expense savings announced for 2001 as part of the Company's 2000 Business Plan.

         As previously announced, the plan or plans of reorganization to be proposed by the Company involve a debt conversion of the Company's prepetition unsecured claims into new common equity of the reorganized company. Under such circumstances, the existing common stock of the Company would be cancelled and existing shareholders would not receive any distribution in connection with the reorganization. The Company said that the value of its existing common stock was highly speculative since it is highly probable that it will be cancelled, and therefore, worthless if the expected plan of reorganization is consummated.

         The Company is filing with the Bankruptcy Court in Nashville for approval at the February 2001 omnibus hearing motions seeking an extension of the Company's exclusive period to file a plan until January 31, 2002; an extension of time to assume or reject certain real estate leases until plan confirmation, consistent with the extension already approved as to the majority of the Company's leases; an employee retention program similar to that approved for 1999 and 2000; the assumption of nine real estate leases; and a $35 million committed vendor credit line from CIT.

         Mr. Cusano said, "We have worked very hard to develop and implement a business strategy that we believe will help us complete our restructuring. With the continued hard work of our associates and the support of our vendor partners, creditors and lenders, we expect to emerge from Chapter 11 following Christmas 2001."

         Service Merchandise and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 in the U.S. Bankruptcy Court for the Middle District of Tennessee in Nashville on March 27, 1999. Service Merchandise is a specialty retailer focusing on fine jewelry, gifts and home decor products. The Company currently operates 218 stores in 31 states.

                             * * * * * * * * * * * *

This release includes certain forward-looking statements (any statement other than those made solely with respect to historical fact) based upon management's beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on a variety of assumptions that may not be realized and are subject to significant business, economic, judicial and competitive uncertainties and potential contingencies, including those set forth below, many of which are beyond the Company's control. Actual results may differ materially from those anticipated in any such forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements and the Company's liquidity, capital resources and results of operations are subject to a number of risks and uncertainties including, but not limited to, the following: year end audit and other procedures which may affect the Company's 2000 financial results, including its anticipated continuing EBITDAR; the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP to Exit Facility; Court approval of the vendor line of credit; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Company's cases to Chapter 7 cases; the ability of the Company to reduce its workforce and related expenses and to achieve anticipated cost savings; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the Company to sublease successfully additional portions of its real estate; the ability of the Company to negotiate non-disturbance agreements with its landlords relating to subleases; the ability of the Company to complete its store refurbishment program within cost, time and size expectations; the successful consolidation of its distribution centers; potential adverse developments with respect to the Company's liquidity or results of operations; competitive pressures form other retailers, including specialty retails and discount stores, which may affect the nature and viability of the Company's business strategy; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the seasonal nature of the Company's business and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability to fund and execute its business plan; the ability of the Company to enter into satisfactory arrangements with third parties with respect to real estate and Internet related strategies; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; and real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store.

               SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        FISCAL YEAR ENDED
                                                                    --------------------------
                                                                    DECEMBER 31,
                                                                       2000         JANUARY 2,
                                                                    (UNAUDITED)       2000
                                                                    -----------    -----------
                                                                     (in thousands, except per
                                                                            share data)
Net sales
   Operations excluding exiting categories and closed facilities    $ 1,290,797    $ 1,378,578
   Exiting categories and closed facilities                             259,201        851,922
                                                                    -----------    -----------
                                                                      1,549,998      2,230,500
Cost and expenses:
   Operations excluding exiting categories and closed facilities        901,043      1,001,728
   Exiting categories and closed facilities                             266,410        734,220
                                                                    -----------    -----------
                                                                      1,167,453      1,735,948
                                                                    -----------    -----------
Gross margin (loss) after cost of merchandise sold and buying and occupancy expenses:
   Operations excluding exiting categories and closed facilities        389,754        376,850
   Exiting categories and closed facilities                              (7,209)       117,702
                                                                    -----------    -----------
                                                                        382,545        494,552
                                                                    -----------    -----------
Selling, general and administrative expenses:
   Operations excluding exiting categories and closed facilities        362,865        462,392
   Exiting categories and closed facilities                              80,658        118,372
                                                                    -----------    -----------
                                                                        443,523        580,764
                                                                    -----------    -----------
Other income, net                                                       (15,211)       (38,402)
Restructuring charge (income)                                            (2,506)        76,743
Impairment of assets                                                         --             --
Depreciation and amortization:
   Operations excluding exiting categories and closed facilities         38,724         37,958
   Exiting categories and closed facilities                                 628          4,606
                                                                    -----------    -----------
                                                                         39,352         42,564
                                                                    -----------    -----------
Reorganization items (income)                                            55,553         (1,823)
                                                                    -----------    -----------
Loss before interest, income tax, extraordinary item, and
  cumulative effect of a change in accounting principle                (138,166)      (165,294)
Interest expense                                                         41,796         64,835
                                                                    -----------    -----------
Loss before income tax, extraordinary item, and cumulative
  effect of a change in accounting principle                           (179,962)      (230,129)
Income tax benefit                                                         (406)          (874)
                                                                    -----------    -----------
Loss before extraordinary item and cumulative effect of a
  change in accounting principle                                       (179,556)      (229,255)
Extraordinary loss from early extinguishments of debt                        --         (7,851)
Cumulative effect of a change in recording layaway sales                     --         (6,566)
                                                                    -----------    -----------
Net loss                                                            $  (179,556)   $  (243,672)
                                                                    ===========    ===========
Weighted average common shares - basic and diluted                       99,723         99,721
                                                                    ===========    ===========
Loss Per Common Share - basic and diluted:
Loss before extraordinary item and cumulative effect of a
  change in accounting principle                                    $     (1.80)   $     (2.30)
Extraordinary loss from early extinguishments of debt                        --          (0.08)
Cumulative effect of a change in recording layaway sales                     --          (0.07)
                                                                    -----------    -----------
Net loss                                                            $     (1.80)   $     (2.45)
                                                                    ===========    ===========

               SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                           CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,
                                                                 2000         JANUARY 2,
                                                              (UNAUDITED)        2000
                                                              -----------    -----------
                                                                (in thousands, except
                                                                    per share data)
ASSETS
Current Assets:
  Cash and cash equivalents                                   $    31,838    $    61,591
  Accounts receivable, net of allowance                             7,061         13,171
  Inventories                                                     440,324        642,997
  Prepaid expenses and other assets                                11,025         29,135
                                                              -----------    -----------
      TOTAL CURRENT ASSETS                                        490,248        746,894

Net property and equipment - owned                                364,898        353,078
Net property and equipment - leased                                12,330         14,636
Other assets and deferred charges                                  58,376         56,638
                                                              -----------    -----------
      TOTAL ASSETS                                            $   925,852    $ 1,171,246
                                                              ===========    ===========
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Liabilities Not Subject To Compromise
Current Liabilities:
  Notes payable                                               $    89,143    $    42,977
  Accounts payable                                                 48,570         67,318
  Accrued expenses                                                158,843        191,162
  State and local sales taxes                                      16,300         28,737
  Accrued restructuring costs                                          --             38
  Borrowings classified as current                                     --          1,000
  Current maturities of capitalized lease obligations                  93             86
                                                              -----------    -----------
      TOTAL CURRENT LIABILITIES                                   312,949        331,318
Long Term Liabilities:
     Long-term debt                                                60,000         98,500
     Capitalized lease obligations                                  2,396          2,514
                                                              -----------    -----------
      TOTAL LONG-TERM LIABILITIES                                  62,396        101,014
Liabilities Subject To Compromise                                 747,251        755,975
                                                              -----------    -----------
      TOTAL LIABILITIES                                         1,122,596      1,188,307
                                                              ===========    ===========
Commitments and contingencies

SHAREHOLDERS' (DEFICIT) EQUITY
  Preferred stock, $1 par value, authorized, 4,600 shares,
    undesignated as to rate and other rights, none issued              --             --
  Series A Junior Preferred Stock, $1 par value, authorized
    1,100 shares, none issued                                          --             --
  Common stock, $.50 par value, authorized 500,000 shares,
    issued and outstanding 99,871 and 100,012 shares,
    respectively                                                   49,935         50,006
  Additional paid-in capital                                        5,881          6,424
  Deferred compensation                                              (221)          (708)
  Retained (deficit) earnings                                    (252,339)       (72,783)
                                                              -----------    -----------
      TOTAL SHAREHOLDERS' (DEFICIT) EQUITY                       (196,744)       (17,061)
                                                              -----------    -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY    $   925,852    $ 1,171,246
                                                              ===========    ===========